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                                                                   EXHIBIT 10.15

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

          This First Amendment to Asset Purchase Agreement (this "Amendment") is
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made and entered into as of July 27, 1998 by and between Revolutionary Software,
Inc., a California corporation ("Seller"), and XOOM, Inc., a Delaware
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corporation  ("Buyer").
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                                   RECITALS
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          A.  Seller and Buyer entered into an Asset Purchase Agreement dated
June 11, 1998 (the "Agreement") pursuant to which Buyer purchased from Seller certain Software Assets (as defined therein).

          B.  Seller and Buyer wish to amend the Agreement as set forth herein.

          NOW THEREFORE, Seller and Buyer hereby amend the Agreement as follows:


          1.  Definitions.  Capitalized terms used herein and not otherwise
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defined shall the meanings given them in the Agreement.

          2.  Amendments.
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              (a)  Section 1.1 of the Agreement is amended by adding the following new definitions:

              "Fair Market Value" means, after the date Buyer has completed an
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          IPO, the price per share set forth on the cover of the prospectus for the Company's IPO.

              "IPO"  shall mean the closing of an initial public offering of
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          common stock of the Seller.

              (b) Section 2.2(a) of the Agreement is amended by deleting the number "192,077" and replacing it with the number "243,989."
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              (c)  Section 2.2(d) of the Agreement is deleted in its entirety, and replaced with a new Section 2.2(d) which shall read as follows:

          Up to an additional 51,912 Shares ("Earnout Shares"), in two separate
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          issuances of 25,956 Earnout Shares each, contingent upon Seller's timely achieving either or both of the targets set forth on Exhibit B hereto (the "Earnout Targets) in its
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          capacity as a Consultant to Buyer, provided, however, that if there is
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          an IPO (i) prior to Seller's meeting both of such Earnout Targets
          (until the relevant deadline has expired), Seller shall be issued Common Stock having a Fair Market Value of $400,000, together with additional cash consideration in the amount of $260,000, in full satisfaction of Buyer's obligations with respect to the Earnout
          Shares, and (ii) after Seller has met one but not both of the Earnout Targets, Seller shall be issued Common Stock having an aggregate Fair Market Value of $200,000, together with additional cash consideration of $130,000 in satisfaction of Seller's contingent liability for
          25,956 of the Earnout Shares; provided, however, that if Buyer has
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          not completed an IPO, Seller shall automatically be issued all 51,912
          Earnout Shares, regardless of whether or not Seller has met the Earnout Targets, upon the closing of any of the Transactions described in Section 2.3 (except 2.3(i)), unless Seller and Buyer mutually agree that consummation of such Transaction will not cause it to be materially more difficult or impossible for Seller to meet the Earnout Targets.

               (d) The text of Section 2.3 of the Agreement is deleted in its entirety and replaced with a new Section 2.3 which shall read as follows:

          If, from the date of the Closing until the date on which Buyer has completed an IPO, (i) Buyer obtains additional equity financing through a private placement of its securities, (ii) Buyer enters into an agreement for the sale of all or substantially all of the assets of Buyer, (iii) there is a sale by shareholders of Buyer of more than fifty percent (50%) of the outstanding voting stock of Buyer ("Common
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          Stock"), or (iv) Buyer effects a merger with or into another entity
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          where it is not the survivor (other than a merger solely for the purpose of changing the state of incorporation or effecting a recapitalization of Buyer) and shareholders of Buyer prior to such merger own less than 50% of the outstanding voting securities of the survivor, (any of subsections (i), (ii) (iii) or (iv), a "Transaction"), and the valuation of Buyer for purposes of any such
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          Transaction is less than $25 million, the Seller shall be entitled to receive, rounded down to the nearest whole number of shares, an additional number of shares of Common Stock calculated as (A) (1) $426,411 divided by (2) the per share valuation of Buyer's Common Stock in the Transaction, minus (B) the aggregate number of shares of
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          Common Stock issued or issuable to the Seller under this Agreement other than pursuant to this Section 2.3. For any Transaction, such additional shares of Common Stock shall be deemed issued to the Seller immediately prior to the closing thereof. Buyer's obligations under this Section 2.3 shall terminate upon the closing of any Transaction other than a Transaction pursuant to subsection (i). The price protection formula in this Section 2.3 shall also apply to the Earnout Shares issueable pursuant to Section 2.2(d).

          3.   No Other Changes.  All other provisions of the Agreement shall
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remain in full force and effect.
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          4.   Counterparts.  This Amendment may be executed in counterparts,
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each of which shall be deemed an original which, when taken together, shall be deemed one document.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, as of the day and year first above written.

                                        REVOLUTIONARY SOFTWARE,
                                        INC.
                                        a California corporation

                                        By: Evan Schaffer
                                            --------------------------------
                                            Name: Evan Schaffer, President



                                        XOOM, INC.
                                        a Delaware corporation

                                        By: Laurent Massa
                                            --------------------------------
                                            Laurent Massa, President